Exhibit d.3

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED MARCH    , 2008 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON INC., THE INFORMATION AGENT.

MCG Capital Corporation

Incorporated under the laws of the State of Delaware

TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Transferable Subscription Rights to Purchase Shares of Common Stock of MCG Capital Corporation

Subscription Price: $[            ] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME,

ON APRIL    , 2008, THE EXPIRATION DATE, UNLESS EXTENDED BY THE COMPANY

REGISTERED

         OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of MCG Capital Corporation, a Delaware corporation, at an estimated subscription price of $[ ] per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights	pursuant to the exercise of their Basic Subscription Privilege (the “Remaining Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over- Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by returning the full payment of the estimated subscription price for each share of Common Stock in accordance with the Prospectus that accompanies this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Sample Corporation and the signatures of its duly authorized officers.

Dated:

President, Chief Executive Officer and Principal Executive Officer	Executive Vice President, General Counsel and Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by mail or courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	If delivering by hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, NY 10038

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Privilege, please complete lines (a) and (c) and sign under Form 5 below. To subscribe for shares pursuant to your Over-subscription Privilege, please also complete line (b) and sign under Form 5 below.

(a) EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE:

I apply for                      shares × $                     = $

(no. of new shares)     (subscription price)     (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Privilege in full and wish to subscribe for additional shares pursuant to your Over-Subscription Privilege:

I apply for                      shares × $                     = $

(no. of new shares)     (subscription price)     (amount enclosed)

Total Amount of Payment Enclosed = $

(c) METHOD OF PAYMENT (CHECK ONE)

Check or bank draft drawn on a U.S. bank, or postal telegraphic or express money order payable to “American Stock Transfer & Trust Company, as Subscription Agent.” Funds paid by an uncertified check may take at least five business days to clear.

Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #21000021, Account #323-890091.

FORM 2-SALE OR TRANSFER TO DESIGNATED TRANSFEREE OR THROUGH BANK OR BROKER

To sell or transfer your subscription rights to another person, complete this form and have your signature guaranteed under Form 6. To sell your subscription rights through your bank or broker, sign below under this Form 2 and have your signature guaranteed under Form 6, but leave the rest of this Form 2 blank.

For value received             of the subscription rights represented by this Subscription Rights Certificate are assigned to:

Social Security #

Signature(s):

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 3- CHECK HERE TO SELL YOUR UNEXERCISED SUBSCRIPTION RIGHTS THROUGH AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT. ☐

If you want the Subscription Agent to attempt to sell your unexercised subscription rights, check the box above on this Form 3, sign under Form 5 and have your signature guaranteed under Form 6.

FORM 4-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights, a certificate representing unexercised subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 5 and have your signature guaranteed under Form 6.

FORM 5-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

TO SELL: If I have completed Form 3, I authorize the sale by the Subscription Agent, according to the procedures described in the Prospectus, of any subscription rights represented by this Subscription Rights Certificate but not exercised hereby.

Signature(s)

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

FORM 6-SIGNATURE GUARANTEE

This form must be completed if you have completed any portion of Forms 2, 3 or 4.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF THE MCG CAPITAL CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT GEORGESON INC., THE INFORMATION AGENT, AT (888) 897-5986. BANKS AND BROKERS MAY CALL THE INFORMATION AGENT AT (212) 440-9800.